                                                                   EXHIBIT F.7.b




                                                                  EXECUTION COPY

================================================================================


                                    INDENTURE


                                     between


                ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1,
                                   as Issuer,


                                       and


                             LASALLE NATIONAL BANK,
                              as Indenture Trustee


                           Dated as of January 1, 1998


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
                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                   Definitions and Incorporation by Reference
SECTION 1.01.  Definitions..................................................   3
SECTION 1.02.  Rules of Construction........................................  10

                                   ARTICLE II

                                    The Bonds

SECTION 2.01.  Form.........................................................  11
SECTION 2.02.  Execution, Authentication and
               Delivery.....................................................  11
SECTION 2.03.  Temporary Bonds..............................................  12
SECTION 2.04.  Registration; Registration of
               Transfer and Exchange........................................  12
SECTION 2.05.  Restrictions on Transfer.....................................  14
SECTION 2.06.  Mutilated, Destroyed, Lost or
               Stolen Bonds.................................................  17
SECTION 2.07.  Persons Deemed Owner.........................................  18
SECTION 2.08.  Payment of Principal and Interest;
               Defaulted Interest...........................................  18
SECTION 2.09.  Cancellation.................................................  19
SECTION 2.10.  Book-Entry Bonds.............................................  20
SECTION 2.11.  Notices to Clearing Agency...................................  23
SECTION 2.12.  Definitive Bonds.............................................  23
SECTION 2.13.  Tax Treatment................................................  24

                                   ARTICLE III

                                    Covenants

SECTION 3.01.  Payment of Principal and Interest............................  24
SECTION 3.02.  Maintenance of Office or Agency..............................  24
SECTION 3.03.  Money for Payments To Be Held in
               Trust........................................................  25
SECTION 3.04.  Existence....................................................  26
SECTION 3.05.  Protection of Trust Estate...................................  26
SECTION 3.06.  Opinions as to Trust Estate..................................  27
SECTION 3.07.  Performance of Obligations;
               Servicing of Mortgage Loans and
               Funding Note.................................................  28
SECTION 3.08.  Negative Covenants...........................................  30
SECTION 3.09.  Annual Statement as to Compliance............................  30
SECTION 3.10.  Issuer May Consolidate, etc., Only
               on Certain Terms.............................................  31
SECTION 3.11.  Successor or Transferee......................................  32
SECTION 3.12.  No Other Business............................................  33
SECTION 3.13.  No Borrowing.................................................  33
SECTION 3.14.  Servicer's and Special Servicer's
               Obligations..................................................  33
SECTION 3.15.  Guarantees, Loans, Advances and

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
               Other Liabilities............................................  33
SECTION 3.16.  Capital Expenditures.........................................  33
SECTION 3.17.  Removal of Administrator.....................................  33
SECTION 3.18.  Restricted Payments..........................................  33
SECTION 3.19.  Notice of Events of Default..................................  34
SECTION 3.20.  Further Instruments and Acts.................................  34

                                   ARTICLE IV

                           Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of
               Indenture....................................................  34
SECTION 4.02.  Application of Trust Money...................................  35
SECTION 4.03.  Repayment of Moneys Held by Paying
               Agent........................................................  35
SECTION 4.04.  Release of Collateral........................................  36

                                    ARTICLE V

                                    Remedies

SECTION 5.01.  Events of Default............................................  36
SECTION 5.02.  Acceleration of Maturity;
               Rescission and Annulment.....................................  37
SECTION 5.03.  Collection of Indebtedness and
               Suits for Enforcement by Indenture
               Trustee;.....................................................  38
SECTION 5.04.  Remedies; Priorities.........................................  40
SECTION 5.05.  Optional Preservation of the Trust
               Estate.......................................................  41
SECTION 5.06.  Limitation of Suits..........................................  42
SECTION 5.07.  Unconditional Rights of Bondholders
               To Receive Principal and Interest............................  42
SECTION 5.08.  Restoration of Rights and Remedies...........................  43
SECTION 5.09.  Rights and Remedies Cumulative...............................  43
SECTION 5.10.  Delay or Omission Not a Waiver...............................  43
SECTION 5.11.  Control by Bondholders.......................................  43
SECTION 5.12.  Waiver of Past Defaults......................................  44
SECTION 5.13.  Undertaking for Costs........................................  44
SECTION 5.14.  Waiver of Stay or Extension Laws.............................  45
SECTION 5.15.  Action on Bonds..............................................  45
SECTION 5.16.  Performance and Enforcement of
               Certain Obligations..........................................  45

                                   ARTICLE VI

                              The Indenture Trustee

SECTION 6.01.  Duties of Indenture Trustee..................................  46
SECTION 6.02.  Rights of Indenture Trustee..................................  47
SECTION 6.03.  Individual Rights of Indenture
               Trustee......................................................  48
SECTION 6.04.  Indenture Trustee's Disclaimer...............................  48

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
SECTION 6.05.  Notice of Defaults...........................................  48
SECTION 6.06.  Reports by Indenture Trustee to
               Holders......................................................  48
SECTION 6.07.  Compensation and Indemnity...................................  49
SECTION 6.08.  Replacement of Indenture Trustee.............................  49
SECTION 6.09.  Successor Indenture Trustee by
               Merger.......................................................  50
SECTION 6.10.  Appointment of Co-Indenture Trustee
               or Separate Indenture Trustee................................  51
SECTION 6.11.  Eligibility; Disqualification................................  52

                                   ARTICLE VII

                         Bondholders' Lists and Reports

SECTION 7.01.  Issuer To Furnish Indenture Trustee
               Names and Addresses of Bondholders...........................  52
SECTION 7.02.  Preservation of Information;
               Communications to Bondholders................................  53
SECTION 7.03.  Fiscal Year of Issuer........................................  53

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

SECTION 8.01.  Collection of Money..........................................  53
SECTION 8.02.  Trust Accounts...............................................  54
SECTION 8.03.  [RESERVED]...................................................  54
SECTION 8.04.  Release of Trust Estate......................................  55
SECTION 8.05.  Opinion of Counsel...........................................  55

                                   ARTICLE IX

                             Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without
               Consent of Bondholders.......................................  56
SECTION 9.02.  Supplemental Indentures with
               Consent of Bondholders.......................................  56
SECTION 9.03.  Execution of Supplemental
               Indentures...................................................  57
SECTION 9.04.  Effect of Supplemental Indenture.............................  58
SECTION 9.05.  Reference in Bonds to Supplemental
               Indentures...................................................  58

                                    ARTICLE X

                               Redemption of Bonds

SECTION 10.01. Redemption...................................................  58
SECTION 10.02. Form of Redemption Notice....................................  59
SECTION 10.03. Bonds Payable on Redemption Date.............................  59

                                   ARTICLE XI

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
                                  Miscellaneous
SECTION 11.01. Compliance Certificates and
               Opinions, etc................................................  59
SECTION 11.02. Form of Documents Delivered to
               Indenture Trustee............................................  61
SECTION 11.03. Acts of Bondholders..........................................  62
SECTION 11.04. Notices, etc., to Indenture
               Trustee, Issuer and Rating
               Agencies.....................................................  63
SECTION 11.05. Notices to Bondholders; Waiver...............................  63
SECTION 11.06. Alternate Payment and Notice
               Provisions...................................................  64
SECTION 11.07. Effect of Headings and Table of
               Contents.....................................................  64
SECTION 11.08. Successors and Assigns.......................................  64
SECTION 11.09. Separability.................................................  65
SECTION 11.10. Benefits of Indenture........................................  65
SECTION 11.11. Legal Holidays...............................................  65
SECTION 11.12. GOVERNING LAW................................................  65
SECTION 11.13. Counterparts.................................................  65
SECTION 11.14. Recording of Indenture.......................................  65
SECTION 11.15. Trust Obligation.............................................  65
SECTION 11.16. No Petition..................................................  66
SECTION 11.17. Inspection...................................................  66
Section 11.18. Limitation on Liability of Owner
               Trustee......................................................  66

SCHEDULE A     Schedule of Mortgage Loans

EXHIBIT A      Form of Rule 144A-IAI Bond
               Form of Regulation S Permanent Global Bond
EXHIBIT B      Form of Regulation S Temporary Global Bond
EXHIBIT C      Form of Regulation S Certification
EXHIBIT D      Form of Purchaser's Letter
EXHIBIT E      Form of Exchange Certificate

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
       INDENTURE dated as of January 1, 1998 (the "Indenture"), between ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1, a Delaware business trust (the "Issuer"), and LASALLE NATIONAL BANK, a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee").

       Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Commercial Mortgage Collateralized Bonds, Class A, Class B and Class C:

                                 GRANTING CLAUSE

       The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Bonds, all of the Issuer's right, title and interest, including any security interest therein for the benefit of the Issuer, in, to and under (_) the Mortgage Loans represented by the Allied Mortgage Loans and the Allied Participations and identified on the attached Mortgage Loan Schedule, including the related Mortgage Files and all interest and principal due with respect to the Mortgage Loans after the Cut-off Date and allocable to the Allied Interests, but excluding any payments of interest and principal due on or prior to the Cut-off Date, (_) the Funding Note and all interest and principal due with respect to the Funding Note after the Cut-off Date, but excluding any payments of interest and principal due on or prior to the Cut-off Date including the security interest in the BMI Participations granted as security for the Funding Note pursuant to the Funding Note Purchase and Security Agreement, (_) the Allied Mortgage Loan Purchase Agreement, (_) the BMI Mortgage Loan Purchase Agreement, (_) the Insurance Policies, (_) all funds on deposit from time to time in the Trust Accounts and all investments and proceeds thereof (including all income thereon), (_) the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Mortgage Loans from the Issuer under certain circumstances described therein), (_) the Funding Note Purchase and Security Agreement, (_) the ACC Guaranty and (_) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

       The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Bonds, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

       The Indenture Trustee, on behalf of the Holders of the Bonds, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Bonds may be adequately and effectively protected.


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
                                    ARTICLE I

                   Definitions and Incorporation by Reference

       SECTION 1.01. (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

       "Act" has the meaning specified in Section 11.03(a).

       "Administration Agreement" means the Administration Agreement dated as of January 1, 1998, among the Administrator, the Issuer and the Indenture Trustee, as amended or supplemented from time to time, in accordance with the terms thereof.

       "Administrator" means Allied Capital Corporation, or any successor Administrator under the Administration Agreement.

       "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

       "Bond" means a Class A, Class B or Class C Bond.

       "Bond Balance" means, as of any date of determination, the sum of the Bond Class Balances for each Class of Bonds as of such date of determination.

       "Bond Class Balance" means, as of any date of determination and with respect to each Class of Bonds, the aggregate principal amount of all Bonds of such Class Outstanding as of such date of determination.

       "Bond Owner" means, with respect to a Book-Entry Bond, the Person who is the beneficial owner of such Book-Entry Bond, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

       "Bond Rate" shall have the meaning specified in the Sale and


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
Servicing Agreement.

       "Bond Register" and "Bond Registrar" have the respective meanings specified in Section 2.04.

       "Book-Entry Bonds" means a beneficial interest in the Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

       "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, regulation or executive order to remain closed.

       "Cede" means Cede & Co., as nominee of the Depository.

       "CEDEL" means Cedel Bank, societe anonyme.

       "Certificate of Trust" means the certificate of trust of the Issuer issued pursuant to the Trust Agreement.

       "Class A Bonds" means the Allied Capital Commercial Mortgage Trust 1998-1 Commercial Mortgage Collateralized Bonds, Class A.

       "Class B Bonds" means the Allied Capital Commercial Mortgage Trust 1998-1 Commercial Mortgage Collateralized Bonds, Class B.

       "Class C Bonds" means the Allied Capital Commercial Mortgage Trust 1998-1 Commercial Mortgage Collateralized Bonds, Class C.

       "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

       "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

       "Closing Date" means January 30, 1998.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

       "Collateral" has the meaning specified in the Granting Clause of this Indenture.

       "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business is administered, which office at the date of execution of this Indenture is located at LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60674- 4107, Attention: Asset Backed Securities Trust Services Group-Allied Capital 1998-1, or at such other address as the Indenture Trustee


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
may designate from time to time by notice to the Bondholders, the Issuer and the Servicer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Bondholders, the Issuer and the Servicer.

       "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

       "Definitive Bond" has the meaning specified in Section 2.10(a).

       "Depository" means The Depository Trust Company, the initial Clearing Agency.

       "Depository Agreement" means the Depository Agreement, dated January 29, 1998, among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company.

       "Distribution Date" means the 25th day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing in February 1998.

       "DTC Custodian" means LaSalle National Bank, in its capacity as custodian for The Depository Trust Company.

       "Euroclear" means the Euroclear System.

       "Event of Default" has the meaning specified in Section 5.01.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Certification" has the meaning specified in Section 2.10(f).

       "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Managing Director, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

       "Final Rated Distribution Date" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

       "Fitch" means Fitch IBCA, Inc.

       "Global Bonds" means, collectively, the Rule 144A-IAI Global Bonds, the Regulation S Permanent Global Bonds and the Regulation S Temporary Global Bonds.

       "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a first priority security interest in and a right of set-off against, deposit, set over and confirm pursuant to this

Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

       "Holder" or "Bondholder" means a Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

       "Indenture Trustee" means LaSalle National Bank, a national banking association, not in its individual capacity, but as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

       "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Sale and Servicing Agreement and that the signer is Independent within the meaning thereof.

       "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D.

       "Interest Accrual Period" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

       "Issuer" means Allied Capital Commercial Mortgage Trust 1998-1, a Delaware Business Trust, until a successor replaces it and, thereafter, means the successor.

       "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

       "Legended Definitive Bond" has the meaning specified in Section 2.05(a).

       "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized


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
Officer of the Issuer.

       "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, shall comply with any applicable requirements of Section
11.01 and shall be in form and substance reasonably satisfactory to the Indenture Trustee.

       "Outstanding" means, as of any date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

              (i) Bonds theretofore cancelled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

              (ii) Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Bonds (provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, reasonably satisfactory to the Indenture Trustee); and

              (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof reasonably satisfactory to the Indenture Trustee is presented that any such Bonds are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Bond Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Bonds owned by the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons.

       "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

       "Participant" means an account holder of The Depository Trust Company.

       "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Bond Distribution Account, including payments of principal of or interest on the Bonds on behalf of the Issuer.

       "Private Placement Memorandum" means the Private Placement Memorandum of the Seller dated January 28, 1998 with respect to the Bonds.

       "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

       "QIB" means a qualified institutional buyer within the meaning of Rule 144A.

       "Rating Agency Condition" means, with respect to any action specified herein, that each Rating Agency shall have been given 10 days, (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Indenture Trustee and the Issuer in writing that such action will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of the Bonds.

       "Rating Agency" means each of Fitch and Standard & Poor's. If such organization or successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee, the Servicer and the Special Servicer.

       "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the last day of the month immediately preceding the month in which such Distribution Date or Redemption Date occurs, or if such day is not a Business Day, the Business Day immediately preceding such day.

       "Redemption Date" means, in the case of a redemption of the Bonds pursuant to Section 10.01, the Distribution Date specified therefor by the Seller or a Successor Servicer, as applicable, pursuant to Section 10.01.

       "Redemption Price" means, with respect to the Redemption Date, an amount equal to then outstanding Bond Balance plus accrued and unpaid interest thereon through the end of the related Interest Accrual Period at the related Bond Rate for each Bond being redeemed.

       "Registered Holder" means the Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

       "Regulation D" means Regulation D under the Securities Act.

       "Regulation S" means Regulations S under the Securities Act.

       "Regulation S Global Bonds" means the Regulation S Permanent Global Bonds and Regulation S Temporary Global Bonds.

       "Regulation S Permanent Global Bond" means any single permanent global certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

       "Regulation S Temporary Global Bond" means, with respect to any Class of Bonds offered and sold outside of the United States in reliance upon Regulation S, a single temporary global certificate, in definitive, fully registered form without interest coupons.

       "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Bonds and (ii) the Closing Date.

       "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

       "Rule 144A" means Rule 144A under the Securities Act.

       "Rule 144A-IAI Global Bond" means, with respect to any Class of Bonds, the single permanent global certificate, in definitive, fully registered form, without interest coupons, representing the Bonds of such Class sold pursuant to Rule 144A.

       "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of January 1, 1998, among the Issuer, the Seller, the Servicer, the Special Servicer, the Indenture Trustee, as Custodian and Indenture Trustee, and ABN AMRO Bank N.V., as fiscal agent.

       "Schedule of Mortgage Loans" means the list of Mortgage Loans set forth in Schedule A (which Schedule may be in the form of microfiche).

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Legend" has the meaning specified in Section 2.05(a).

       "Seller" means Allied Capital CMT, Inc., in its capacity as seller under the Sale and Servicing Agreement, and its successors in interest.

       "Servicer" means Allied Capital Corporation, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

       "Special Servicer" means Allied Capital Corporation, in its capacity as special servicer under the Sale and Servicing Agreement, and any Successor Special Servicer thereunder.

       "State" means any one of the 50 states of the United States of America or the District of Columbia.

       "Successor Servicer" has the meaning specified in Section 3.07(e).

       "Trust Estate" means the Collateral, all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Bondholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

       "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

       "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

       "Unlegended Definitive Bond" has the meaning specified in Section
2.05(a).

       (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

       SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

              (iii) "or" is not exclusive;

              (iv) "including" means including without limitation;

              (v) definitions are applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms; and

              (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                                    The Bonds

       SECTION 2.01. Form. The Bonds, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond.

       The definitive Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

       Each Bond shall be dated the date of its authentication. The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

       SECTION 2.02. Execution, Authentication and Delivery. The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

       Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

       The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A, Class B and Class C Bonds for original issue in aggregate principal amounts of $195,511,831, $21,723,537 and $21,723,537, respectively. The aggregate principal amount of Class A, Class B and Class C Bonds outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

       Each Bond shall be dated the date of its authentication. The

Bonds shall be issuable as registered Bonds in the minimum denomination of $100,000 and in integral multiples of $1 in excess thereof.

       No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

       SECTION 2.03. Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Bonds that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

       If temporary Bonds are issued, the Issuer shall cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Bonds of authorized denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds.

       SECTION 2.04. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Bonds set forth herein, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Indenture Trustee initially shall be the "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar, the Issuer shall promptly appoint a successor.

       If a Person other than the Indenture Trustee is appointed by the Issuer as Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Indenture Trustee shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Bond

Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Bonds and the principal amounts and number of such Bonds.

       Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Bondholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Bonds of the same Class in any authorized denominations, of a like aggregate principal amount.

       At the option of the Holder, Bonds may be exchanged for other Bonds of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, if the requirements of
Section 8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Bondholder shall obtain from the Indenture Trustee, the Bonds which the Bondholder making the exchange is entitled to receive.

       All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

       Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

       No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.03, 2.05(a) or 9.05 not involving any transfer.

       The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of 15 days preceding the due date for any payment with respect to the Bond.

       SECTION 2.05. Restrictions on Transfer. (a) Except as set forth in the second following paragraph, all Definitive Bonds shall bear upon the face thereof, the following legend (the "Securities Legend"):

              "THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF SECURITIES, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT DELIVERS TO THE INDENTURE TRUSTEE A LETTER IN THE FORM ATTACHED TO THE INDENTURE AND SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION."

       By acceptance of a Definitive Bond bearing the Securities Legend (a "Legended Definitive Bond"), whether upon original issuance or subsequent transfer, each Holder of such a Bond acknowledges the restrictions on the transfer of such Bond set forth in the Securities Legend and agrees that it will transfer such Bond only as provided herein.

       A transferee shall be permitted to take delivery of a Definitive Bond not bearing the Securities Legend (an "Unlegended Definitive Bond") only if and after the Issuer submits to the Indenture Trustee an Opinion of Counsel of the Issuer stating that the Securities Legend is not required on such Definitive Bond by applicable law. Upon the Issuer submitting such Opinion of Counsel to the Indenture Trustee, the Holder of such Bond may submit such Bond to the Indenture Trustee to exchange such Bond for an Unlegended Definitive Bond and the Indenture Trustee shall satisfy such request notwithstanding anything else herein to the contrary, and delivery permitted herein of a Legended Definitive Bond may be made in the form of an Unlegended Definitive Bond.

       Except as described below in Sections 2.05(b) and 2.05(c), no restrictions to transfer shall apply to the transfer or registration of transfer of an Unlegended Definitive Bond to a transferee that takes delivery in the form of an Unlegended Definitive Bond.

       (b) No transfer of a Legended Definitive Bond shall be made unless the transfer is (v) to the Issuer, (w) to a QIB who has provided the Indenture Trustee with a Purchaser's Letter in the form of Exhibit D hereto, (x) to a Person who has provided the Indenture Trustee with a Regulation S Certification in the form of Exhibit C hereto, (y) being made pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (z) to an Institutional Accredited Investor who has provided the Indenture Trustee with a Purchaser's Letter in the form of Exhibit D hereto and such other certifications, opinions of counsel or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

       (c) No transfer of a Bond that is a Definitive Bond shall be made unless the prospective transferee of a Bondholder desiring to transfer such Bond provides the Indenture Trustee with a certification as set forth in paragraph f. of Exhibit D or an Opinion of Counsel, or both at the request of the Indenture Trustee, which establishes to the reasonable satisfaction of the Indenture Trustee that no employee benefit plan or other plan that is subject to ERISA or
Section 4975 of the Code (each, a "Plan"), as to which the Initial Purchasers, the Issuer, the Seller, the Servicer, the Special Servicer, the Fiscal Agent, or the Indenture Trustee is a party in interest or disqualified person, and no qualified institutional buyer acting on behalf of or with "plan assets" of any such Plan may acquire such Bonds unless pursuant to a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor, such that the acquisition and holding of the Bonds by, on behalf of or with "plan assets" of such Plan would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more of the statutory or administrative exemptions from the prohibited transaction rules described under the heading "ERISA MATTERS" in the Private Placement Memorandum.

       (d) Each investor purchasing Bonds shall be deemed to have represented and agreed as follows (terms used herein that are defined in Rule 144A, in Regulation S or in Regulation D are used herein as defined therein):

               (i) The investor understands that the Bonds have not been registered under the Securities Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer such Bonds within two years after the later of the original issuance of the Bonds or the last date on which such Bonds are held by an Affiliate of the Issuer, it will do so only (A) to the Issuer, (B) to a person that the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A,
       (C) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (E) in certificated form to an Institutional Accredited Investor that delivers to the Indenture Trustee a letter in the form of Exhibit D hereto and such certifications, legal opinions and other information as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

               (ii) The investor understands that the Bonds will be issued only in the form of the Global Bonds, which will be held by the DTC Custodian. Purchasers of such Bonds will acquire beneficial interests in the Global Bonds, which interests will be held directly or indirectly through Participants.

               (iii) The investor understands that Bonds will bear a Securities Legend unless the Issuer determines otherwise consistent with applicable law.

               (iv) The investor is either (A) a QIB purchasing for its own account or for the account of another QIB and it and such other person are aware that the sale to it is being made in reliance on Rule 144A or
       (B) an Institutional Accredited Investor and is purchasing the Bonds for its own account or for an account with respect to which it exercises sole investment discretion.

               (v) If the investor is a QIB, the investor understands that the Bonds offered in reliance on Rule 144A will be represented by the Global Bonds. Before any interest in the Global Bonds may be offered, sold, pledged or otherwise transferred to an Institutional Accredited Investor, the transferee will be required to provide the Indenture Trustee with a Purchaser's Letter in the form attached hereto as Exhibit D as to compliance with the transfer restrictions referred to above.

               (vi) The investor will deliver to each Institutional Accredited Investor to whom it transfers Bonds notice of any restrictions on transfer of such Bonds.

               (vii) It understands that, in accordance with the prohibited transaction rules of ERISA and Section 4975 of the Code described under "ERISA Matters" in the Private Placement Memorandum, no Plan as to which any of the Initial Purchasers, the Seller, the Issuer, the Servicer, the Special Servicer, the Fiscal Agent or the Indenture Trustee is a party in interest or disqualified person, and no investor acting on behalf of or with "plan assets" of any such Plan may acquire such Bonds unless pursuant to a statutory exemption or any of the administrative exemptions from the prohibited transaction rules issued by the

       U.S. Department of Labor, such that the acquisition and holding of Bonds by, on behalf of or with "plan assets" of such Plan would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

              (viii) If it is acquiring any Bond as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

               (ix) It acknowledges that the Depositor, the Initial Purchasers, the Issuer, the Indenture Trustee, the Fiscal Agent and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it by its purchase are no longer accurate, it shall promptly notify the Seller, the Issuer and the Initial Purchasers.

       (e) The Indenture Trustee shall have no liability to the Issuer arising from a transfer of any Bond in reliance upon a certification, ruling or Opinion of Counsel described in this Section 2.05.

       SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be reasonably required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Indenture Trustee that such Bond has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of the same Class; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

       Upon the issuance of any replacement Bond under this Section, the Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

       Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

       SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer and the Indenture Trustee shall be affected by notice to the contrary.

       SECTION 2.08. Payment of Principal and Interest; Defaulted Interest. (a) The Bonds shall accrue interest at their respective Bond Rates and such interest shall be payable on each Distribution Date, subject to Section 3.01. Any installment of interest or principal payable on a Bond that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Bond is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Bond Register on such Record Date, except that, (i) unless Definitive Bonds have been issued pursuant to Section 2.12, with respect to Bonds registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) if Definitive Bonds have been issued pursuant to Section 2.12, payment thereon shall be made by wire transfer in immediately available funds to the account designated by the holder of such Bonds if such Bondholder (a) is the registered holders of such Bonds and (b) has provided the Indenture Trustee with wiring instructions in writing five Business Days prior to the related

Distribution Date or has provided the Indenture Trustee with such instructions for any previous Distribution Date; provided, however, that the final installment of principal payable with respect to such Bond on a Distribution Date or on the Final Rated Distribution Date (including that portion of the Redemption Price allocable to any Bond upon redemption pursuant to Section 10.01) shall be payable as provided in paragraph (b) below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

       (b) The principal of each Bond shall be payable monthly on each Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds may be declared immediately due and payable, if not previously paid, in the manner provided in Section 5.02 on the date on which an Event of Default shall have occurred and be continuing by the Indenture Trustee or Holders of Bonds representing not less than 51% of the then outstanding Bond Balance. All principal payments on each Class of Bonds shall be made pro rata to the Bondholders of each Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects the final installment of principal of and interest on such Bond to be paid. Such notice shall be mailed no later than five days prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Bonds shall be mailed to Bondholders as provided in Section 10.02.

       (c) Reserved.

       (d) If the Issuer defaults in a payment of interest on the Bonds, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Bond Rate in any lawful manner on the next Distribution Date.

       SECTION 2.09. Cancellation. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Bonds have not been previously disposed of by the Indenture Trustee.

       SECTION 2.10. Book-Entry Bonds. (a) The Bonds, upon original issuance, will be issued in the form of typewritten Bonds representing the Book-Entry Bonds, to be delivered to the DTC Custodian as custodian for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Bonds shall initially be registered in the Bond Register in the name of Cede & Co., the nominee of The Depository Trust Company, as the initial Clearing Agency, and no Bond Owner will receive a definitive bond representing such Bond Owners's interest in the Bonds, except as provided in Section 2.12. Unless and until definitive, fully registered Bonds (the "Definitive Bonds") have been issued to the Bond Owners pursuant to Section 2.12:

              (i) the provisions of this Section 2.10 shall be in full force and effect with respect to each such Class;

              (ii) the Issuer, the Owner Trustee, the Administrator, the Servicer, the Special Servicer, the Paying Agent, the Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Bonds) as the authorized representative of the Bond Owners;

              (iii) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control with respect to each such Class; and

              (iv) the rights of the Bond Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Bond Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Bonds are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Bonds to such Participants.

               (b) For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Holders of the Bonds evidencing a specified percentage of the outstanding Bond Balance, such direction or consent may be given by the Clearing Agency at the direction of Bond Owners whose beneficial ownership in the Bonds evidences such percentage of such Bond Balance. The Clearing Agency may take conflicting actions with respect to the Bonds to the extent that such actions are taken on behalf of the Bond Owners.

               (c) The Bonds of each Class initially sold in reliance on Rule 144A or to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Bond for such Class. The

Rule 144A-IAI Global Bond for each Class shall be deposited with the DTC Custodian and registered in the name of Cede. All Rule 144A-IAI Global Bonds and any Bonds issued in exchange therefor shall be subject to the restrictions on transfer set forth in Section 2.04 hereof and shall bear legend(s) regarding such restrictions, as provided herein.

               (d) The Bonds of each Class initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Bond for such Class, which shall be deposited with the DTC Custodian and registered in the name of Cede. Upon the later of (i) the Release Date and (ii) the first date on which the requisite certifications as to non-U.S. ownership are provided to the Indenture Trustee, beneficial interests in any Regulation S Temporary Global Bond shall be exchangeable for beneficial interests in the Regulation S Permanent Global Bond for such Class. Beneficial interests in any Regulation S Temporary Global Bond may be held only through Euroclear or CEDEL and, except as provided in the immediately preceding sentence and pursuant to Section 2.10(f), may not be exchanged for a beneficial interest in any other Bond. The Regulation S Permanent Global Bonds shall be deposited with the DTC Custodian and registered in the name of Cede.

               Each Bond Owner of a Regulation S Temporary Global Bond shall deliver a Regulation S Certification to Euroclear or CEDEL, as applicable, on or prior to the Release Date (or, if such Bond Owner holds its beneficial interest in such Regulation S Temporary Global Bond on or prior to a given Distribution Date occurring prior to the Release Date, then it shall deliver a Regulation S Certification to Euroclear or CEDEL, as applicable, on or prior to such Distribution Date); provided, however, that no such Bond Owner shall be required to deliver more than one such Regulation S Certification with respect to its interest in such Regulation S Temporary Global Bond unless such Regulation S Certification becomes inaccurate, in which event such Bond Owner must promptly deliver a corrected Regulation S Certification to Euroclear or CEDEL, as applicable. Euroclear or CEDEL shall be required to promptly deliver to the Indenture Trustee a certificate to the effect that Euroclear or CEDEL, as applicable, has received the requisite Regulation S Certification for the Class of Bond represented by such Regulation S Temporary Global Bond, and no Bond Owner (or transferee from any such Bond Owner) shall be entitled to receive any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Bond, or an interest in the Regulation S Permanent Global Bond for such Class, prior to the Indenture Trustee's receipt of such certificate from Euroclear or CEDEL with respect to the portion of such Regulation S Temporary Global Bond beneficially owned by such Bond Owner (and, with respect to an interest in the related Regulation S Permanent Global Bond, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Bond shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Bond is improperly withheld or refused.

               (e) Except in the limited circumstances described below in
Section 2.12, owners of beneficial interests in Global Bonds shall not be entitled to receive physical delivery of Definitive Bonds. The Bonds are not issuable in bearer form. Upon the issuance of each Global Bond, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Bond to the accounts of persons who have accounts with such depository. Such accounts initially shall be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in a Global Bond shall be limited to Participants or Persons who hold interests directly or indirectly through Participants. Ownership of beneficial interests in the Global Bonds shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Persons other than Participants).

               So long as the Depository, or its nominee, is the registered holder of a Global Bond, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Bonds represented by such Global Bond for all purposes under this Indenture and the Bonds, including, without limitation, obtaining consents and waivers thereunder, and the Indenture Trustee shall not be affected by any notice to the contrary. Except under the circumstance described in Section 2.12, owners of beneficial interests in a Global Bond will not be entitled to have any portions of such Global Bond registered in their names, will not receive or be entitled to receive physical delivery of Definitive Bonds in certificated form and shall not be considered the owners or holders of the Global Bond (or any Bonds represented thereby) under this Indenture or the Bonds. In addition, no Bond Owner of an interest in a Global Bond shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Indenture and, if applicable, those of Euroclear and CEDEL).

               (f) Any holder of an interest in a Regulation S Global Bond for any Class shall have the right, following delivery to the Indenture Trustee, Euroclear or CEDEL, as applicable, and the Depository, of a certification in the form of Exhibit E hereto (an "Exchange Certification"), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 2.02) for an equivalent interest in the Rule 144A-IAI Global Bond for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Bond as provided herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A Global Bond or IAI Global Bond for any Class shall have the right, following delivery to the Indenture Trustee, the Depository, and Euroclear or CEDEL, as applicable, of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 2.02) for an equivalent interest in the Regulation S Global Bond for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Bond as provided herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Bond only and shall be subject to all of the restrictions associated therewith, as provided in Section 2.10(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Indenture Trustee: (i) the Indenture Trustee shall endorse the schedule to any Global Bond representing the Bond or Bonds being exchanged to reduce the stated principal amount of such Global Bond by the denominations of the Bond or Bonds for which such exchange is to be made and
(ii) the Indenture Trustee shall endorse the schedule to any Global Bond representing the Bond or Bonds for which such exchange is to be made to increase the stated principal amount of such Global Bond by the denominations of the Bond or Bonds being exchanged therefor. The form of the Exchange Certification shall be available from the Indenture Trustee.

       SECTION 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Bondholders is required under this Indenture, unless and until Definitive Bonds shall have been issued to such Bond Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Bonds to the Clearing Agency, and shall have no obligation to such Bond Owners.

       SECTION 2.12. Definitive Bonds. If, but only if, (i) the Clearing Agency notifies the Issuer and the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to Book-Entry Bonds of any Class and a qualifying successor depositary is not appointed by the Issuer within 90 days thereof, (ii) the Indenture Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Bondholders under this Indenture and under such Book-Entry Bonds and the Indenture Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Indenture Trustee to obtain possession of the related Global Bond or (iii) after the occurrence of an Event of Default under this Indenture, beneficial owners representing not less than 51% of the then outstanding Bond Class Balance of such Book-Entry Bonds advise the Clearing Agency through the Clearing Agency Participants in writing (and the Clearing Agency so notifies the Issuer, the Indenture Trustee and the Servicer in writing) that the continuation in global form of the Book-Entry Bonds being evidenced by such Global Bond is no longer in their best interests, then the Indenture Trustee shall use all reasonable efforts to notify all Bond Owners of such Class of Bonds of the occurrence of any such event and of the availability of Definitive Bonds to Bond Owners requesting the same; provided, that under no circumstances will Definitive Bonds be issued to Bond Owners of the Regulation S Temporary Global Bond. Upon surrender to the Indenture Trustee of the typewritten Bonds representing the Book-Entry Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and, upon Issuer Order, the Indenture Trustee shall authenticate the Definitive Bonds in accordance with the written instructions of the Clearing Agency. None of the Issuer, the Bond Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Bonds as Bondholders.

       SECTION 2.13. Tax Treatment. The Issuer has entered into this Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Bondholder, by its acceptance of a Bond (and each Bond Owner by its acceptance of an interest in the applicable Book-Entry Bond), agree to treat the Bonds for federal, state and local income and franchise tax purposes as indebtedness.

                                   ARTICLE III

                                    Covenants

       SECTION 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal, if any, of and the interest, if any, on the Bonds in accordance with the terms of the Bonds and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), on each Distribution Date the Issuer will cause to be distributed all amounts deposited pursuant to the Sale and Servicing Agreement into the Bond Distribution Account, (i) for the benefit of the Class A Bonds, to the Class A Bondholders, (ii) for the benefit of the Class B Bonds, to the Class B Bondholders and (iii) for the benefit of the Class C Bonds, to the Class C Bondholders. Amounts properly withheld under the Code by any Person from a payment to any Bondholder of interest and/or principal shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture.

       SECTION 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. Such office will initially be located at IBJ Schroder Bank & Trust Company, One State Street Plaza, New York, New York 10004. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

       SECTION 3.03. Money for Payments To Be Held in Trust. All payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Bond Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Bond Distribution Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section.

       On or before the Remittance Date preceding each Distribution Date and the Redemption Date, the Issuer shall deposit or cause to be deposited in the Bond Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Bonds, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

       The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

              (i) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

              (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Bonds) of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;

              (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

              (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

              (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

       The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

       Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid upon Issuer Request; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

       SECTION 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Trust Estate.

       SECTION 3.05. Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

              (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

              (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

              (iii) enforce any of the Collateral; or

              (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Bondholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

       SECTION 3.06. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

       (b) On or before March 31, in each calendar year, beginning in 1999, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

       SECTION 3.07. Performance of Obligations; Servicing of Mortgage Loans and Funding Note. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

       (b) The Issuer may contract with other Persons acceptable to the Indenture Trustee to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

       (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate this Indenture in a manner other than as provided for herein or any other Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least 51% of the then outstanding Bond Balance.

       (d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy such failure.

       (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 or
Section 8.02 of the Sale and Servicing Agreement, the Indenture Trustee without further action shall automatically be appointed by the Issuer as the successor servicer (the "Successor Servicer"). The Indenture Trustee may resign as the Successor Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer, as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall be an Eligible Servicer and enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree on, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Mortgage Loans. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

       (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee and the Rating Agencies in writing of such appointment, specifying in such notice the name and address of such Successor Servicer.

       (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of either the Indenture Trustee or the Holders of at least 51% of the then outstanding Bond Balance, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Bondholders or (B) reduce the aforesaid percentage of the Bonds that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Bonds. If the Indenture Trustee or such Holders, as applicable, agree to any such amendment, modification, supplement or waiver, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

       SECTION 3.08. Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:

              (i) except as expressly permitted by this Indenture, the Funding Note Purchase and Security Agreement, the Mortgage Loan Purchase Agreements or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

              (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

              (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Mortgagor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

       SECTION 3.09. Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 1998), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

              (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

              (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

       SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

              (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Bondholder or any Certificateholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

       (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

              (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Bonds, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Bonds and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Bonds;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Bondholder or any Certificateholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
       Article III and that all conditions
       precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

       SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

       (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Allied Capital Commercial Mortgage Trust 1998-1 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds immediately upon the delivery of written notice by the Issuer to the Indenture Trustee stating that Allied Capital Commercial Mortgage Trust 1998-1 is to be so released.

       SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Mortgage Loans and the Funding Note in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

       SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds.

       SECTION 3.14. Servicer's and Special Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 4.09, 4.10 and 4.11 and Article IX, and shall cause the Special Servicer to comply with Sections 4.10 and 4.11, of the Sale and Servicing Agreement.

       SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Trust Agreement, Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any Person.

       SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

       SECTION 3.17. Removal of Administrator. So long as any Bonds are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

       SECTION 3.18. Restricted Payments. Except with respect to the proceeds from issuance of the Bonds, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

       SECTION 3.19. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, and of each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

       SECTION 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           Satisfaction and Discharge

       SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Bonds except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when

              (A) either

              (1) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

              (2) all Bonds not theretofore delivered to the Indenture Trustee for cancellation

                     a. have become due and payable,

                     b. will become due and payable at the Final Rated
              Distribution Date within one year, or

                     c. are to be called for redemption within one year under
              arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

       and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date (if Bonds shall have been called for redemption pursuant to Section 10.01), as the case may be;

              (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

              (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and, an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

       SECTION 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

       SECTION 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

       SECTION 4.04. Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel.


                                    ARTICLE V

                                    Remedies

       SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (i) default in the payment of interest due on any Bond on any Distribution Date; or

              (ii) default in the payment of the amount of principal of any Bond due on any Distribution Date; or

              (iii) default in the payment of the then outstanding Bond Balance in full by the Final Rated Distribution Date; or

              (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or the breach of any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Bond Balance, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

              (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Owner Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Owner Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Owner Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an

Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

       SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Bonds representing not less than 51% of the then outstanding Bond Balance may declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders), and upon any such declaration the unpaid principal amount of such Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

       (b) Reserved.

       (c) If an Event of Default specified in clause (v) or (vi) of Section
5.01 shall have occurred and be continuing, then, without any action on the part of the Trustee or the Bondholders, the Bonds shall become immediately due and payable at par, together with accrued interest thereon.

       (d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Holders of Bonds representing 51% of the then outstanding Bond Balance, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

              (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                     (A) all payments of principal of and interest on all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                     (B) all sums paid or advanced by the Indenture Trustee
              hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

              (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

       SECTION 5.03. Collection of Indebtedness and Suits for

Enforcement by Indenture Trustee; Authority of the Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of interest due on any Bond on any Distribution Date, or (ii) default is made in the payment of the amount of principal of any Bond due on any Distribution Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Bonds and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances (and interest on Advances) of the Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent, and their agents and counsel.

       (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Bonds, wherever situated, the moneys adjudged or decreed to be payable.

       (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

       (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

              (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Bondholders allowed in such Proceedings;

              (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

              (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf; and

              (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Bonds allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

       (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

       (f) All rights of action and of asserting claims under this

Indenture, or under any of the Bonds, may be enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds.

       (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

       SECTION 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

              (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Bonds moneys adjudged due;

              (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

              (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Bonds; and

              (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), unless (A) the proceeds of such sale or liquidation distributable to the Bondholders are sufficient to discharge in full all amounts then due and unpaid upon such Bonds for principal and interest or (B) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of a majority of the Bond Balance. In determining such sufficiency or insufficiency with respect to clause (A) and (B), the Indenture Trustee may at the expense of the Issuer, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Irrespective of whether the conditions set forth in clauses (A) and (B) of the proviso to the second preceding sentence have been satisfied, the Indenture Trustee shall sell the Trust Estate pursuant to Section 5.04(a)(iv) if directed by the Holders of at least 66b% of the then outstanding Bond Balance.

       (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall distribute the net proceeds thereof as specified in
Section 8.02(c).

The Indenture Trustee may fix a record date and special distribution date for any payment to Bondholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Bondholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

       SECTION 5.05. Optional Preservation of the Trust Estate. If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

       SECTION 5.06. Limitation of Suits. No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

              (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

              (ii) the Holders of not less than 25% of the then outstanding Bond Balance have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

              (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

              (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

              (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of 51% or more of the then outstanding Bond Balance.

It is understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

       In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than 51% of the then outstanding Bond Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

       SECTION 5.07. Unconditional Rights of Bondholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Bond on or after the respective due dates thereof expressed in such Bond or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

       SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

       SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, or any Holder of any Bond to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Bondholders, as the case may be.

       SECTION 5.11. Control by Bondholders. The Holders of not less than 51% of the than outstanding Bond Balance shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Bonds or exercising any trust or power conferred on the Indenture Trustee; provided that:

              (i) such direction shall not be in conflict with any rule of law or with this Indenture;

              (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Bonds representing not less than 66b% of the then outstanding Bond Balance;

              (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Bonds representing less than 66b% of the then outstanding Bond Balance to sell or liquidate the Trust Estate shall be of no force and effect; and

              (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Bondholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines, in its sole discretion, might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action.

       SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02, the Holders of Bonds of not less than 51% of the then outstanding Bond Balance may waive any past Default or Event of Default and its consequences except a Default
(a) in payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the waiver or consent of the Holder of each Bond affected thereby. In the case of any such waiver, the Issuer, the

Indenture Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

       Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

       SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10% of the then outstanding Bond Balance or (c) any suit instituted by any Bondholder for the enforcement of the payment of principal of or interest on any Bond on or after the respective due dates expressed in such Bond and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

       SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

       SECTION 5.15. Action on Bonds. The Indenture Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with
Section 5.04(b).

       SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, Funding Note Purchase and Security Agreement or the Mortgage Loan Purchase Agreements, as applicable, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement, Funding Note Purchase and Security Agreement or the Mortgage Loan Purchase Agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement, Funding Note Purchase and Security Agreement or the Mortgage Loan Purchase Agreements.

       (b) If an Event of Default has occurred and is continuing at any time, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of not less than 51% of the then outstanding Bond Balance shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, Funding Note Purchase and Security Agreement and the Mortgage Loan Purchase Agreements including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, Funding Note Purchase and Security Agreement and the Mortgage Loan Purchase Agreements, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

       SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

              (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

              (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

       (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

       (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

       (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

       (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

       (i) In no event shall the Indenture Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other party under the Sale and Servicing Agreement, except that LaSalle National Bank, solely in its capacity as Successor Servicer, shall perform and be responsible for such obligations during such time, if any, as the Successor Servicer shall be the successor to, and be vested with the rights, powers, duties and privileges of, the Servicer in accordance with the terms of the Sale and Servicing Agreement.

       For purposes of this Section 6.01 and Section 8.03(c), the Indenture Trustee, or a Responsible Officer thereof, shall be charged with actual knowledge of an Event of Default if the Indenture Trustee receives written notice of such Event of Default from the Issuer, the Servicer or Bondholders owning Bonds aggregating not less than 10% of the then outstanding Bond Balance.

       SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

       (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

       (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

       SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

       SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Indenture Trustee's certificate of authentication.

       SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Bondholder and each Rating Agency notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Bond (including payments pursuant to the mandatory redemption provisions of such Bond), the Indenture Trustee may withhold the notice to Bondholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Bondholders.

       SECTION 6.06. Reports by Indenture Trustee to Holders. (a) The Indenture Trustee shall deliver to each Bondholder such information as may be required to enable such Holder to prepare its federal and state income tax returns.

       (b) The Indenture Trustee shall mail to all Bondholders, on or before March 31, in each calendar year, beginning in 1999, a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the property and funds physically held by the Indenture Trustee as such, any lease or substitution of property subject to the lien of the Indenture which has not been previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported.

       SECTION 6.07. Compensation and Indemnity. The Issuer shall, or shall cause the Servicer to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Servicer to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances (and interest on advances) of the Indenture Trustee's agents, counsel, accountants and experts and advances (and interest on advances) of the Fiscal Agent; provided, however, that the Indenture Trustee shall pay the compensation of the Fiscal Agent. The Issuer shall, or shall cause the Servicer to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under the Sale and Servicing Agreement. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder. The Issuer shall, or shall cause the Servicer to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

       The Issuer's payment obligations to the Indenture Trustee and the Administrator's indemnities to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

       SECTION 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08; provided that such successor Indenture Trustee must be qualified and eligible under Section 6.11. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of 51% of the then outstanding Bond Balance may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

              (i) the Indenture Trustee fails to comply with Section 6.11;

              (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

              (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

              (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and shall notify each Rating Agency of such appointment.

       A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The retiring Indenture Trustee shall be paid all amounts owed to it upon its resignation or removal. The successor Indenture Trustee shall mail a notice of its succession to Bondholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee. The retiring Indenture Trustee shall not be liable for the acts or omissions of any Successor Indenture Trustee.

       If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of 51% of the 51% of the then outstanding Bond Balance may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

       If the Indenture Trustee fails to comply with Section 6.11, any Bondholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

       Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

       SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

       In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

       SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Bondholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

       (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

              (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co- trustee.

       (c) Any notice, request or other writing given to the Indenture

Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

       (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

       SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the short-term obligations of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and F-1+ by Fitch.


                                   ARTICLE VII

                         Bondholders' Lists and Reports

       SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Bondholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished.

       SECTION 7.02. Preservation of Information; Communications to Bondholders.
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished. The Indenture Trustee shall make such list available to the Bondholders upon written request of three or more Bondholders or one or more Holders of Bonds evidencing not less than 25% of the then outstanding Bond Balance.

       (b) Bondholders shall have the right to communicate equivalent to that found in TIA ' 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

       (c) The Issuer (and the Owner Trustee and Administrator on its behalf), the Indenture Trustee and the Bond Registrar shall have the protection equivalent to that found in TIA ' 312(c).

       SECTION 7.03. Fiscal Year of Issuer. Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.


                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

       SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

       SECTION 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Indenture Trustee shall establish the Bond Distribution Account.

       (b) On or before each Remittance Date, all amounts required to be deposited in the Bond Distribution Account with respect to the preceding Collection Period pursuant to Section 5.06 of the Sale and Servicing Agreement will be transferred from the Collection Account to the Bond Distribution Account by the Servicer.

       (c) On each Distribution Date and on the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the

Bond Distribution Account, to the extent of Available Funds, to Bondholders in respect of the Bonds, in the following amounts and in the following order of priority:

              (i) to Holders of the Class A Bonds, the Interest Distribution Amount for such Class of Bonds for such date;

              (ii) to Holders of the Class B Bonds, the Interest Distribution Amount for such Class of Bonds for such date;

              (iii) to Holders of the Class C Bonds, the Interest Distribution Amount for such Class of Bonds for such date; and

              (iv) (A) with respect to any Distribution Date (other than any Distribution Date that coincides with the Redemption Date), an amount equal to the Principal Distribution Amount for such Distribution Date, together with any unpaid Principal Distribution Amounts in respect of prior Distribution Dates sequentially, first, to Holders of the Class A Bonds until the Bond Class Balance of the Class A Bonds has been reduced to zero, second, to the Holders of the Class B Bonds until the Bond Class Balance of the Class B Bonds has been reduced to zero, and third, to the Holders of the Class C Bonds until the Bond Class Balance of the Class C Bonds has been reduced to zero; and (B) with respect to the Redemption Date, first, to the Holders of the Class A Bonds, the then outstanding related Bond Class Balance; second, to the Holders of the Class B Bonds, the then outstanding related Bond Class Balance; and third, to the Holders of the Class C Bonds, the then outstanding related Bond Class Balance.

       (d) On each Distribution Date, the Indenture Trustee shall distribute to the Holders of the respective Classes of Bonds entitled to receive distributions of principal on such Distribution Date, the amount deposited to the Bond Distribution Account pursuant to Section 5.06(c)(1) of the Sale and Servicing Agreement. If there is more than one Class of Bonds entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.

       SECTION 8.03. [RESERVED].

       SECTION 8.04. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

       (b) The Indenture Trustee shall, at such time as there are no Bonds Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Bonds from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel.

       The Issuer agrees, upon request by the Seller or the successor Servicer, as applicable, and representation by the Seller or the successor Servicer, as applicable, that it has complied with the procedure in Section 9.01 of the Sale and Servicing Agreement, to render the Issuer Request to the Indenture Trustee in accordance with Section 4.04, and take such other actions as are required in that Section.

       SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days prior written notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


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
                                   ARTICLE IX

                             Supplemental Indentures

       SECTION 9.01. Supplemental Indentures Without Consent of Bondholders. Without the consent of any Bondholders and with prior notice to the Rating Agencies, the Indenture Trustee and the Issuer may execute a supplemental indenture to cure any ambiguity or to correct or supplement any provision or add provisions to, or change in any manner or eliminate any provisions of, this Indenture or to modify in any manner the rights of the Bondholders under this Indenture; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interest of any Bondholder; provided that any supplemental indenture will be deemed not to adversely affect the interests of the Bondholders if it does not result in a downgrade, withdrawal or qualification of the then current rating on any Class of Bonds as confirmed in writing by each Rating Agency. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.


       SECTION 9.02. Supplemental Indentures with Consent of Bondholders. (a) The Issuer and the Indenture Trustee, with prior notice to the Rating Agencies and with the consent of the holders of Bonds evidencing not less than 51% of the Bond Balance, may enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Bondholders under this Indenture; provided, however, that no such supplemental indenture shall, without (i) the consent of the Holder of each outstanding Bond affected thereby and (ii) receipt of an affirmation from each Rating Agency that such supplemental indenture shall not result in a downgrade, withdrawal or qualification of the ratings then assigned by such Rating Agency to such Class of Bonds: (A) change the date of payment of the principal of, or interest on, any Bond or reduce the principal amount thereof, the interest rate specified thereon, the redemption price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date); (B) reduce the percentage of the Bond Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for the waiver of compliance with certain provisions of this Indenture


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
or the waiver of past Defaults or Events of Default and their consequences; (C) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; (D) reduce the percentage of the then outstanding Bond Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04; (E) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Bond affected thereby; (F) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Bondholders to the benefit of any provisions for the mandatory redemption of the Bonds contained herein; or (G) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject thereto or deprive the Holder of any Bond of the security provided by the lien of this Indenture, provided, further, that no such supplemental indenture shall, without the consent of all Bondholders, modify the provisions of this Indenture described in this Section 9.02(a).

       (b) It shall not be necessary for any Act of Bondholders under this Section that such Bondholders approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Bondholders approve the substance thereof.

       (c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       SECTION 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. Before entering into any supplemental indenture, the Indenture Trustee may require delivery of a tax opinion with respect to treatment of the Bonds as debt and the treatment of the Trust


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
Estate as (i) an entity whose existence separate from Allied REIT (or another corporation qualifying as a real estate investment trust) will be disregarded for federal income tax purposes (such as a qualified REIT subsidiary) or (ii) as an entity not subject to federal income tax.

       SECTION 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 9.05. Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.


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
                                    ARTICLE X

                               Redemption of Bonds

       SECTION 10.01. Redemption. At (i) the option of the Seller on any Distribution Date on or after the Distribution Date on which the Bond Balance is less than 10% of the initial Bond Balance and (ii) in the event that ACC is no longer the Servicer, at the option of the Successor Servicer on any Distribution Date on or after the Distribution Date on which the Bond Balance is less than 10% of the initial Bond Balance, the Seller or the Successor Servicer, as applicable, shall be entitled to redeem the Bonds in full, but not in part. To exercise such option, the Seller or the Successor Servicer, as applicable, shall deposit to the Collection Account on the Determination Date preceding the Redemption Date, pursuant to Section 5.04 of the Sale and Servicing Agreement, an amount equal to the Redemption Price and shall succeed to all interests in and to the Funding Note and Allied Interests. The Seller or the Successor Servicer, as applicable, shall furnish the Rating Agencies notice of such redemption. If the Bonds are to be redeemed pursuant to this Section 10.01, the Seller or the Successor Servicer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Seller or the Successor Servicer, as applicable, shall deposit the Redemption Price by 10:00 A.M. New York City time on the Remittance Date preceding the Redemption Date with the Indenture Trustee in the Bond Distribution Account, whereupon all then outstanding Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Bonds.

       SECTION 10.02. Form of Redemption Notice. (a) Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each person that was a Holder of Bonds as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Bond Register.

       All notices of redemption shall state:

              (i) the Redemption Date;

              (ii) the Redemption Price; and

              (iii) the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Bonds shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of


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
any Bond shall not impair or affect the validity of the redemption of any other Bond.

       SECTION 10.03. Bonds Payable on Redemption Date. The Bonds shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Seller or a Successor Servicer, as applicable, shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


                                   ARTICLE XI

                                  Miscellaneous

       SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

       In providing any such certificate, an Authorized Officer of the Owner Trustee may, without conducting any independent investigation, rely solely on a back-up certificate, opinion or letter of the Administrator, Servicer or any Certificateholder, and may state such reliance in satisfaction of the foregoing statements.


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
              (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
       Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

              (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Bond Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Bond Balance.

              (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

              (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the then outstanding Bond Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Bond Balance.


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              (v) Notwithstanding Section 4.04 or any other provision of this
       Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Mortgage Loans, the Mortgaged Properties and the Funding Note as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing six months from the first Distribution Date, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the six calendar months preceding the delivery of such Officer's Certificate were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

       SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Special Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Special Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

       Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's


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compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

       SECTION 11.03. Acts of Bondholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

       (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

       (c) The ownership of Bonds shall be proved by the Bond Register.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.


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
       SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or act of Bondholders is to be made upon, given or furnished to or filed with:

              (i) the Indenture Trustee by any Bondholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

              (ii) the Issuer by the Indenture Trustee or by any Bondholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Allied Capital Commercial Mortgage Trust 1998-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trustee Administration Department, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee.

       Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Fitch, at the following address: Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

       SECTION 11.05. Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Holder's address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

       Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive


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such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

       In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

       Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

       SECTION 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Bond providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

       SECTION 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 11.08. Successors and Assigns. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

       SECTION 11.09. Separability. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 11.10. Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder, and the Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.


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       SECTION 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

       SECTION 11.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

       SECTION 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       SECTION 11.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

       SECTION 11.15. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer, including the Seller, or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

       SECTION 11.16. No Petition. The Indenture Trustee, by entering


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into this Indenture, and each Bondholder, by accepting a Bond, hereby covenant and agree that they will not at any time, prior to the date that is one year and one day after the termination of the Indenture, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the Basic Documents.

       SECTION 11.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or any Rating Agency, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

       Section 11.18. Limitation on Liability of Owner Trustee. This Indenture, and any Bonds issued in connection herewith, have been or will be executed on behalf of the Issuer, a Delaware business trust, by Wilmington Trust Company solely in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity. In no case shall Wilmington Trust Company (or any entity acting as successor or additional trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of the Issuer hereunder.

                                  *  *  *  *  *

       IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                            ALLIED CAPITAL COMMERCIAL MORTGAGE
                            TRUST 1998-1,

                            By: WILMINGTON TRUST COMPANY,
                                not in its individual capacity
                                but solely as Owner Trustee



                                by: /s/ W. CHRIS SPONENBERG
                                    ----------------------------------
                                    Name: W. Chris Sponenberg
                                    Title: Senior Financial Services Officer


                                    LASALLE NATIONAL BANK,
                                    not in its individual capacity but solely as Indenture Trustee



                                    By: /s/ MICHAEL B. EVANS
                                        ------------------------------
                                        Name: Michael B. Evans
                                        Title: First Vice President

STATE OF NEW YORK     }
                      }  ss.:
COUNTY OF NEW YORK    }


       BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared Chris Sponenberg, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Allied Capital Commercial Mortgage Trust 1998-1, a Delaware business trust, and that s/he executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of January, 1998.



                                    /s/ RYAN M. O'CONNOR
                                 -----------------------------------------------
                                 Notary Public in and for the State of New York.



My commission expires:

                         11/10/99
-----------------------------------------------

STATE OF NEW YORK     }
                      }  ss.:
COUNTY OF NEW YORK    }


       BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared Michael Evans, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of LaSalle National Bank, a national banking association, and that s/he executed the same as the act of said national banking association for the purpose and consideration therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 31 day of January, 1998.


                                      /s/ RYAN M. O'CONNOR
                                 ----------------------------------------------
                                 Notary Public in and for the State of New York.



My commission expires:
                          11/10/99
------------------------------------------------

                                   SCHEDULE A

                                                                       EXHIBIT A


                          [FORM OF RULE 144A-IAI BOND]
                  [FORM OF REGULATION S PERMANENT GLOBAL BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT DELIVERS TO THE INDENTURE TRUSTEE A LETTER IN THE FORM ATTACHED TO THE INDENTURE AND SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS BOND. EACH TRANSFEREE OF THIS BOND, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS BOND SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH BONDHOLDER OR BOND OWNER, BY ITS ACCEPTANCE OF THIS BOND (OR INTEREST THEREIN), COVENANTS AND AGREES THAT SUCH BONDHOLDER OR BOND OWNER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR

APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.

THE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS BOND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE SERVICER, THE SPECIAL SERVICER, THE OWNER TRUSTEE, THE PAYING AGENT, THE INDENTURE TRUSTEE, THE FISCAL AGENT, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES AND WILL NOT REPRESENT AN INTEREST IN OR RECOURSE OBLIGATION OF THE ISSUER OR ITS AFFILIATES AND WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

[THIS BOND IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF BONDS AS DESCRIBED IN THE INDENTURE.]

REGISTERED                                                        $__________(1)

No.                                                      CUSIP NO.:__________


                ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1

            COMMERCIAL MORTGAGE COLLATERALIZED BONDS, CLASS [A][B][C]

       Allied Capital Commercial Mortgage Trust 1998-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ____________,
or registered assigns, the principal sum of [        ] DOLLARS, payable on each
Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF THIS BOND] and the denominator of which is $[PRINCIPAL AMOUNT OF CLASS] by (ii) the aggregate amount, if any, payable from the Bond Distribution Account in respect of principal on the Class [A][B][C] Bonds pursuant to Section 8.02 of the Indenture dated as of January 1, 1998 (the "Indenture"), between the Issuer and LaSalle National Bank, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Bond shall be due and payable on the earlier of January 25, 2028 (the "Final Rated Distribution Date") and the Redemption Date, if any, pursuant to
Section 10.01 of the Indenture. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

       On each Distribution Date, until the outstanding principal amount of this Bond is paid or made available for payment, this Bond will accrue interest, payable on each Distribution Date, through the last day of the preceding calendar month on the outstanding principal amount of this Bond as of the preceding Distribution Date (after giving effect to payments made on such preceding Distribution Date) at a rate equal to [6.31][6.60][6.71]% per annum, based on a 360-day year consisting of twelve 30-day months. "Distribution Date" means the 25th day of each month, or, if any such day is not a Business Day, the immediately following Business Day, commencing in February 1998. The Issuer will pay interest and principal on this Bond on each Distribution Date as further specified in Section 8.02 of the Indenture.

       The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on this Bond as provided above and then to the unpaid principal of this Bond.

       Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Bond.

       Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:_____________________          ALLIED CAPITAL COMMERCIAL
                                      MORTGAGE TRUST 1998-1,

                                    By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                    By:____________________________________
                                        Authorized Officer




                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds designated above and referred to in the within-mentioned Indenture.

Date:_____________________          LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Indenture Trustee


                                    By:____________________________
                                        Authorized Signatory

                                 REVERSE OF BOND

       This Bond is one of a duly authorized issue of Bonds of the Issuer, issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. The Bonds are subject to all terms of the Indenture.

       The Bonds will be secured by the Collateral pledged as security therefor as provided in the Indenture.

       The entire unpaid principal amount of this Bond shall be due and payable on the earlier of the Final Rated Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Section 10.01 of the Indenture provides that on any Distribution Date on or after the Distribution Date on which the Bond Balance is less than 10% of the initial Bond Balance the Bonds may be redeemed in full, but not in part, (i) at the option of the Seller or
(ii) in the event that Allied Capital Corporation is no longer the Servicer, at the option of the Successor Servicer. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds may be declared immediately due and payable, if not previously paid, in the manner provided in Section 5.02 of the Indenture on the date on which an Event of Default shall have occurred and be continuing by the Indenture Trustee or Holders of Bonds representing not less than 51% of the then outstanding Bond Balance. The principal of each Bond shall be payable monthly on each Distribution Date. All principal payments on each Class of Bonds shall be made pro rata to the Bondholders of each Class entitled thereto.

       Any installment of interest or principal payable on a Bond that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date, other than the final Distribution Date, shall be paid to the Person in whose name such Bond is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Bond Register on such Record Date, except that, (i) unless Definitive Bonds have been issued, with respect to Bonds registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) if Definitive Bonds have been issued pursuant to Section 2.12 of the Indenture, payment thereon shall be made by wire transfer in immediately available funds to the account designated by the Holder of such Bonds if such Bondholder (a) is the registered Holder of such Bonds and
(b) has provided the Indenture Trustee with wiring instructions in writing five Business Days prior to the related Distribution Date or has provided the Indenture Trustee with such instructions for any previous Distribution Date.

       Any reduction in the principal amount of this Bond effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Bond on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Bond at the Indenture Trustee's principal Corporate Trust Office.

       The Indenture Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects the final installment of principal of and interest on such Bond to be paid. Such notice shall be mailed no later than five days prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Bonds shall be mailed to Bondholders as provided in Section 10.02 of the Indenture.

       The Issuer covenants that if (i) default is made in the payment of interest due on any Bond on any Distribution Date, or (ii) default is made in the payment of the amount of principal of any Bond due on any Distribution Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Bonds and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances (and interest on Advances) of the Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent, and their agents and counsel.

       The Issuer shall cause to be kept the Bond Register in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Bonds set forth herein, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Indenture Trustee initially shall be the

Bond Registrar for the purpose of registering Bonds and transfers of Bonds as herein provided. The Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of 15 days preceding the due date for any payment with respect to the Bond.

       Subject to the restrictions and limitations set forth in the Indenture and on the face hereof, upon surrender for exchange or registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02 of the Indenture, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Bondholder shall obtain from the Indenture Trustee, as applicable, (i) the Bonds which the Bondholder making the exchange is entitled to receive or (ii) in the name of the designated transferee or transferees, one or more new Bonds of the same Class in any authorized denominations, of a like aggregate principal amount. All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

       Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

       No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

       No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer, including the Seller, or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

       The Issuer has entered into the Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness secured by the Trust Estate. Each Bondholder, by its acceptance of a Bond (and each Bond Owner by its acceptance of an interest in the applicable Book-Entry Bond), agrees to treat the Bonds for federal, state and local income and franchise tax purposes as indebtedness.

       Prior to due presentation for registration of transfer of any Bond, the Issuer, the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer and the Indenture Trustee shall be affected by notice to the contrary.

       Without the consent of any Bondholders and with prior notice to the Rating Agencies, the Indenture Trustee and the Issuer may execute a supplemental indenture to cure any ambiguity or to correct or supplement any provision or add provisions to, or change in any manner or eliminate any provisions of, the Indenture or to modify in any manner the rights of the Bondholders under the Indenture; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interest of any Bondholder. In addition, subject to Section 9.02 of the Indenture, the Issuer and the Indenture Trustee, with prior notice to the Rating Agencies and with the consent of the holders of Bonds evidencing not less than 51% of the Bond Balance, may enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Bondholders under the Indenture. Upon the execution of any supplemental indenture, the Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under the Indenture of the Indenture Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

       The term "Issuer" as used in this Bond includes any successor to the Issuer under the Indenture.

       The Bonds are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

       This Bond and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

       Notwithstanding any other provisions in the Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Bond on or after the respective due dates thereof expressed in such Bond or in the Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________________, attorney, to transfer said Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:_________________________________________________________________*/
                                           Signature Guaranteed:


                                    __________________________________________*/



________________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Bond in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  CERTIFICATION

In connection with any transfer of any of the Bonds evidenced by this certificate occurring prior to the date that is two years (or such shorter period as may then be applicable under the Securities Act) after the later of the date of original issuance of such Bonds and the last date, if any, on which such Bonds were owned by the Seller or any Affiliate of the Seller, the undersigned confirms that such Bonds are being transferred:

CHECK ONE BOX BELOW

          (1)  G   to the Seller; or

          (2)  G   pursuant to and in compliance with Rule 144A under the
                   Securities Act of 1933; or

          (3)  G   pursuant to and in compliance with Regulation S under the
                   Securities Act of 1933; or

          (4)  G   to an institutional "accredited investor" (as defined in Rule
                   501(a)(1), (2), (3) or (7) of Regulation D under the
                   Securities Act of 1933 that has furnished to the Indenture
                   Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Indenture Trustee): or

          (5)  G   pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Indenture Trustee may require, prior to registering any such transfer of the Bonds such legal opinions, certifications and other information as the Administrator has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                      _________________________________________
                                                      Signature
Signature Guarantee:*


________________________________________________________________________________
              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

       The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges

___________
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

that it has received such information regarding the Seller and the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

                                 ______________________________________
                                               Signature


                                 NOTICE: To be executed by an executive officer.

                        [TO BE ATTACHED TO GLOBAL BONDS]

                                   SCHEDULE A

       The initial principal amount at maturity of this Global Bond shall be
$              .
 --------------

The following increases or decreases in the initial Bond Class Balance of this Global Bond have been made:

================================================================================
    Date        Amount of        Amount of        Initial           Signature
    Made       increase in      decrease in      Bond Class            of
               Initial Bond       Initial        Balance of         authorized
                  Class          Bond Class      this Global        officer of
                Balance of      Balance of          Bond            Indenture
               this Global      this Global      following         Trustee or
                   Bond            Bond             such               DTC
                                                 decrease or        Custodian
                                                  increase
================================================================================

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                                      A-14

                                                                       EXHIBIT B


                  [FORM OF REGULATION S TEMPORARY GLOBAL BOND]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT DELIVERS TO THE INDENTURE TRUSTEE A LETTER IN THE FORM ATTACHED TO THE INDENTURE AND SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS BOND. EACH TRANSFEREE OF THIS BOND, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS BOND SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH BONDHOLDER OR BOND OWNER, BY ITS ACCEPTANCE OF THIS BOND (OR INTEREST THEREIN), COVENANTS AND AGREES THAT SUCH BONDHOLDER OR BOND OWNER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.

THE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[THIS BOND IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF BONDS AS DESCRIBED IN THE INDENTURE.]

THIS BOND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE SERVICER, THE SPECIAL SERVICER, THE OWNER TRUSTEE, THE PAYING AGENT, THE INDENTURE TRUSTEE, THE FISCAL AGENT, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES AND WILL NOT REPRESENT AN INTEREST IN OR RECOURSE OBLIGATION OF THE ISSUER OR ITS AFFILIATES AND WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRIOR TO THE DATE THAT IS THE LATER OF THE RELEASE DATE AND THE FIRST DATE ON WHICH THE REQUISITE CERTIFICATIONS AS TO NON-U.S. OWNERSHIP ARE PROVIDED TO THE INDENTURE TRUSTEE, THIS BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BOND OWNERS OF THIS BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE.

NEITHER THE HOLDER NOR THE BOND OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT AS PROVIDED HEREIN.

REGISTERED                                                       $_____________*

No. R-                                                  CUSIP NO.:_____________



                 ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1

            COMMERCIAL MORTGAGE COLLATERALIZED BONDS, CLASS [A][B][C]

       Allied Capital Commercial Mortgage Trust 1998-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ____________,
or registered assigns, the principal sum of [         ] DOLLARS, payable on each
Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF THIS BOND] and the denominator of which is $[PRINCIPAL AMOUNT OF CLASS] by (ii) the aggregate amount, if any, payable from the Bond Distribution Account in respect of principal on the Class [A][B][C] Bonds pursuant to Section 8.02 of the Indenture dated as of January 1, 1998 (the "Indenture"), between the Issuer and LaSalle National Bank, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Bond shall be due and payable on the earlier of January 25, 2028 (the "Final Rated Distribution Date") and the Redemption Date, if any, pursuant to
Section 10.01 of the Indenture. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

       On each Distribution Date, until the outstanding principal amount of this Bond is paid or made available for payment, this Bond will accrue interest, payable on each Distribution Date, through the last day of the preceding calendar month on the outstanding principal amount of this Bond as of the preceding Distribution Date (after giving effect to payments made on such preceding Distribution Date) at a rate equal to [6.31][6.60][6.71]% per annum, based on a 360-day year consisting of twelve 30-day months. "Distribution Date" means the 25th day of each month, or, if any such day is not a Business Day, the immediately following Business Day, commencing in February 1998. The Issuer will pay interest and principal on this Bond on each Distribution Date as further specified in Section 8.02 of the Indenture.

       The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on this Bond as provided

_________
*      Denominations of $100,000 and integral multiples of $1 in excess thereof.

above and then to the unpaid principal of this Bond.

       Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Bond.

       Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:_____________________          ALLIED CAPITAL COMMERCIAL
                                      MORTGAGE TRUST 1998-1,

                                    By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                    By:___________________________________
                                        Authorized Officer




                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds designated above and referred to in the within-mentioned Indenture.

Date:_____________________          LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Indenture Trustee


                                    By:___________________________________
                                        Authorized Signatory

                  REVERSE OF REGULATION S TEMPORARY GLOBAL BOND

       This Bond is one of a duly authorized issue of Bonds of the Issuer, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. The Bonds are subject to all terms of the Indenture.

       The Bonds are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

       The provisions of the form of Regulation S Permanent Global Bonds attached as an exhibit to the Indenture are hereby incorporated by reference herein, mutatis mutandis, and, except as otherwise provided herein, shall be binding on the Issuer and the Holder hereof as if fully set forth herein. Except as otherwise provided herein, the Issuer shall make all payments hereunder as and when provided in the form of Regulation S Permanent Global Bonds and shall be bound by all its covenants set forth therein. Until exchanged in full for Regulation S Permanent Global Bonds, the Bond Owners of this Regulation S Temporary Global Bond shall in all respects be entitled to the same benefits under the Indenture as the Bond Owner of duly authenticated and delivered Regulation S Permanent Global Bonds, provided that the Bond Owners of this Regulation S Temporary Global Bond shall not be entitled to receive payment of principal or interest hereon except as set forth in the next succeeding paragraph.

               Each Bond Owner of a Regulation S Temporary Global Bond shall deliver a Regulation S Certification to the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("CEDEL"), as applicable, on or prior to the Release Date (or, if such Bond Owner holds its interest in such Regulation S Temporary Global Bond on or prior to a given Distribution Date occurring prior to the Release Date, then it shall deliver a Regulation S Certification to Euroclear or CEDEL, as applicable, on or prior to such Distribution Date); provided, however, that no such Bond Owner shall be required to deliver more than one such Regulation S Certification with respect to its beneficial interest in such Regulation S Temporary Global Bond unless such Regulation S Certification becomes inaccurate, in which event such Bond Owner must promptly deliver a corrected Regulation S Certification to Euroclear or CEDEL, as applicable. Euroclear or CEDEL shall be required to promptly deliver to the Indenture Trustee a certificate to the effect that Euroclear or CEDEL, as applicable, has received the requisite Regulation S Certification for the Class of Bonds represented by such Regulation S Temporary Global Bond, and no Bond Owner (or transferee from any such Bond Owner) shall be entitled to receive any payment of principal or interest with respect to its beneficial interest in such Regulation S Temporary Global Bond, or an interest in the Regulation S Permanent Global Bond for such Class, prior to the Indenture Trustee's receipt of such certificate from Euroclear or CEDEL with respect to the portion of such Regulation S Temporary Global Bond beneficially owned by such Bond Owner (and, with respect to an interest in the related Regulation S Permanent Global Bond, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Bond shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Bond is improperly withheld or refused.

       The Bonds of each Class initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Bond for such Class, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. Upon the later of (i) the Release Date and
(ii) the first date on which the requisite certifications as to non-U.S. ownership are provided to the Indenture Trustee, beneficial interests in any Regulation S Temporary Global Bond shall be exchangeable for beneficial interests in the Regulation S Permanent Global Bond for such Class. Beneficial interests in any Regulation S Temporary Global Bond may be held only through Euroclear or CEDEL and, except as provided in the immediately preceding sentence and pursuant to Section 2.10(f), may not be exchanged for a beneficial interest in any other Bond. The Regulation S Permanent Global Bonds shall be deposited with the DTC Custodian and registered in the name of Cede & Co.

       The "Release Date" is the date 40 days after the later of (i) the commencement of the offering of the Bonds and (ii) January 30, 1998.

                                                                       EXHIBIT C



                       FORM OF REGULATION S CERTIFICATION


                 ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1
                    COMMERCIAL MORTGAGE COLLATERALIZED BONDS,
                               CLASS_(THE "BONDS")


TO:    Morgan Guaranty Trust Company
              of New York, Brussels Office
              Euroclear Operation Center
                         or
       CEDEL, S.A.


       This is to certify that as of the date hereof, and except as set forth below, the above-captioned Bonds held by you or on your behalf for our account are beneficially owned by (a) non U.S. person(s) or (b) U.S. person(s) who purchased the Bonds in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Bonds on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

       We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Bonds held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

       This certification excepts and does not relate to $_________ of such beneficial interest in the above Bonds in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Bonds or for an interest in definitive Bonds in global form cannot be made until we do so certify.

       We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to procedure this certification to any interested party in such proceedings.

Dated:__________, 199__



                                    By:________________________________
                                    As, or as agent for, the beneficial
                                    owner(s) of the Bonds to which this
                                    certificate relates

                                                                       EXHIBIT D


                           FORM OF PURCHASER'S LETTER

                                     [DATE]

LaSalle National Bank, as Indenture Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60674-4107
Attention:  Asset Backed Securities Trust Services Group -
                   Allied Capital 1998-1

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Merrill Lynch & Co.
Merrill Lynch World Headquarters
World Financial Center, North Tower
New York, New York  10281

Dear Sirs:

              In connection with our proposed purchase of $ principal amount of Commercial Mortgage Collateralized Bonds, Class ___ (the "Bonds"), of Allied Capital Commercial Mortgage Trust 1998-1 (the "Issuer"), we confirm that:


              a. We have received a copy of the Private Placement Memorandum dated January 28, 1998 relating to the Bonds (the "Memorandum"), and we understand that the Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date. We further understand that the Bonds have not been, and will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Bonds within two years of the later of the date of original issuance of the Bonds or the last day on which such Bonds are owned by the Issuer or any affiliate of the Issuer we will do so only (A) to the Issuer, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the 1933 Act) in accordance with Rule 144A under the 1933 Act ("QIBs"), (C) pursuant to an exemption from registration in accordance with Rule 903 or 904 of Regulation S under the 1933 Act, (D) pursuant to the exemption from registration provided by Rule 144 under the 1933 Act (if available), or (E) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such sale, delivers to the Indenture Trustee under the Indenture described in the Memorandum, a signed letter substantially in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Bonds from us a notice advising such purchaser that resales of the Bonds are restricted as stated herein.

              b. We understand that, in connection with any proposed resale of any Bonds to an Institutional Accredited Investor, we and such Institutional Accredited Investor will be required to furnish to the Indenture Trustee and the Issuer such certifications, legal opinions and other information as either of them may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

              c. We or, if we are purchasing the Bonds on behalf of one or more accounts, each of such accounts are either / / an Institutional Accredited Investor or / / a QIB [please check the appropriate box]. If not a QIB or, if we are purchasing the Bonds on behalf of one or more accounts, each of such accounts, (i) are purchasing the Bonds for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the 1933 Act, (ii) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Bonds, and (iii) are able to bear the economic risk of such investment.

              d. If we are purchasing the Bonds on behalf of one or more accounts (each of which is either an Institutional Accredited Investor or a QIB as indicated above), as to each of such accounts we exercise sole investment discretion and are authorized to make the representations and enter into the agreements contained herein.

              e. We have received such information as we deem necessary in order to make our investment decision.

              f. We understand that, in accordance with the prohibited transaction rules of ERISA and Section 4975 of the Code and the terms of the Exemption as described herein under "ERISA Considerations," no Plan as to which the Initial Purchasers, the Depositor, the Servicer, the Fiscal Agent, or the Indenture Trustee is a party in interest or disqualified person, and no buyer acting on behalf of or with "plan assets" of any such Plan, may acquire such Bonds unless pursuant to a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor, such that the acquisition and holding of Bonds by, on behalf of or with "plan assets" of such Plan would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more of the statutory or administrative exemptions from the prohibited transaction rules described in the Memorandum.

       Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Memorandum.

       You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By:___________________________________
                                        Name:
                                        Title:
Bonds to be purchased:

$        original Bond
Class Balance of
Class ____________ Bonds.

                                                                       EXHIBIT E


                         FORM OF EXCHANGE CERTIFICATION


                                               ____________, 199__



TO:    The Depository Trust Company

       CEDEL BANK, S.A. or
       Morgan Guaranty Trust Company
             of New York, Brussels Office
             Euroclear Operation Center

       LaSalle National Bank, as Indenture Trustee
             Attn:  Asset-Backed Securities
                          Trust Services Group
                          Allied Capital 1998-1


       This is to notify you as to the transfer of the beneficial interest in Allied Capital Commercial Mortgage Trust 1998-1 Commercial Mortgage Collateralized Bonds, Class __ (the "Bonds"), in the initial principal amount of $___________.

The undersigned is the owner of a beneficial interest in the Class ___ [Rule 144A-IAI Global Bond] [Regulation S Global Bond] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debt account #___________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Bond] [Regulation S Global Bond] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #_________, in the Class __ [Rule 144A-IAI Global Bond] [Regulation S Global Bond] in the same principal denomination as follows:

                  Name:
                  Address:
                  Taxpayer ID. No.:

       The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act] [a "qualified institutional buyer," as defined in Rule 144A under the Securities Act (a "QIB"), and that such purchaser has acquired the Bonds in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Bonds for one or more accounts for which it is acting as fiduciary or agent, each such account is a QIB or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act

("Regulation D")] [an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Bonds for one or more accounts for which it is acting as fiduciary or agent, each such account is a QIB or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D and that the purchaser is acquiring beneficial interests in the applicable Bond for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S. $100,000 and integral multiples of U.S. $1 in excess thereof for each such account.


                                    Very truly yours,

                                    [NAME OF HOLDER OF BOND]



                                    By:_______________________________
                                        [Name], [Chief Financial or
                                        other Executive Officer]







___________________
[NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO THE PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE INDENTURE TRUSTEE UPON ANY TRANSFER OF BONDS IF THE BONDS ARE NO LONGER HELD IN GLOBAL FORM.]


                                       E-2